Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS
OF
NATIONAL BEVERAGE CORP.

ARTICLE I
OFFICES

Section 1.1     Registered Office. The registered office of National Beverage Corp. (the “Corporation”) and the name of its registered agent at such address shall be as set forth in the Certificate of Incorporation from time to time.

Section 1.2     Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1     Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware as shall be fixed by the Board of Directors, or by the Chairman of the Board of Directors, the President or the Chief Executive Officer of the Corporation.

Section 2.2     Annual Meetings. (a) Subject to applicable law and to the rights of the holders of any series of Preferred Stock, the annual meeting of stockholders for the election of directors and for the transaction of any other proper business shall be held on the date and at the time fixed, from time to time, by the Board of Directors, or by the Chairman of the Board of Directors, the President or the Chief Executive Officer of the Corporation.

(b)     The proposal of business to be transacted by the stockholders (other than the nomination of directors, which shall be governed by the Certificate of Incorporation) may be made at an annual meeting of stockholders (1) pursuant to the Corporation’s proxy materials with respect to such meeting, (2) by or at the direction of the Board of Directors, or (3) by any stockholder of record of the Corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.2. For the avoidance of doubt, the foregoing clause (3) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(c)     For business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (3) of the preceding paragraph, (1) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) any such business must be a proper matter for stockholder action under Delaware law and (3) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these By-Laws. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this Section 2.2(c), if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice.

(d)     Such Record Stockholder’s notice shall set forth:

(1)     as to the business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(2)     as to each of the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (each, a “party”):

(i)      the name and business address of each such party;

(ii)     (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 2.2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting);

(iii)     any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested matter pursuant to Section 14 of the Exchange Act; and

(iv)     a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of a majority in voting power of all of the shares of capital stock of the Corporation and/or otherwise intends to solicit proxies from stockholders (such statement, a “Solicitation Statement”), and in each case identifying all matters with respect to which proxies shall be solicited and the name of each participant in such solicitation.

(e)     The presiding officer of the meeting may in his or her discretion determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and the proposal shall be disregarded.

(f)     For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)     Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.3     Special Meetings. (a) Subject to applicable law and to the rights of holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board pursuant to a resolution approved by a majority of the entire Board of Directors.

(b)     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the person or persons calling the meeting as permitted by the Certificate of Incorporation. The notice of such special meeting shall include the purpose for which the meeting is called.

Section 2.4     Submission of Information by Director Nominees. To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation the following information in writing:

(i)      a statement that such person is not a party to any agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how such person will act or vote as director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as director under applicable law; and that such person, if elected or re-elected, intends to refrain in the future from entering into such a Voting Commitment that would not be disclosed to the Corporation or that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as director under applicable law;

(ii)     a statement that such person is not a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or as a director that has not been disclosed to the Corporation; and that such person, if elected or re-elected as a director, intends to refrain in the future from entering into any such non-disclosed agreement, arrangement or understanding;

(iii)     a statement that such person, if elected or re-elected as a director, intends to comply with all publicly disclosed policies, principles and guidelines of the Corporation with respect to codes of conduct, corporate governance, conflict of interest, confidentiality, stock ownership and trading applicable to directors of the Corporation; and

(iv)     a completed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request).

Section 2.5     Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided in the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation or these By-Laws, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6     Quorum. Except as otherwise required by applicable law, the holders of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote present in person or represented by proxy shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. Whether or not a quorum is present, the stockholders, by the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote thereon, shall have power to adjourn the meeting from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7     Voting. The voting rights of stockholders shall be as provided in the Certificate of Incorporation. Except as otherwise required by law, the Certificate of Incorporation (including the terms of any series of Preferred Stock), these By-Laws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Notwithstanding the foregoing, but subject to the terms of any series of Preferred Stock, all elections shall be determined by a plurality of the votes cast.

Section 2.8     Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.9     Stocklist. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.10     Conduct of Meeting. (a) The Chairman of the Board shall preside at all meetings of the stockholders. Otherwise, the President shall preside. If neither the Chairman of the Board nor the President is present, then any other director chosen by the Board of Directors, or by the directors in attendance at the meeting, shall preside.

(b)     The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the presiding office, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the presiding officer of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the presiding officer of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) rules limiting or prohibiting the use of cameras, recording devices or other electronic devices by one or more participants; (vii) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (viii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The Board of Directors (and subject to any rules and regulations adopted by the Board of Directors, the presiding officer of the meeting) may convene and, for any reason, from time to time, adjourn or recess any meeting of stockholders. The Board of Directors may postpone or cancel any meeting of stockholders, whether or not notice of the meeting has been given to stockholders.

(c)     The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary, if any, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman for the meeting shall appoint a secretary of the meeting.

Section 2.11     Voting Procedures and Inspectors. (a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

(b)     The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

ARTICLE III
DIRECTORS

Section 3.1     Number. Subject to any right of the holder of any series of preferred stock to elect additional directors, the number of directors shall be fixed from time to time by the Board.

Section 3.2     Nomination, Classification, Election, Term, Removal and Vacancies. The nomination, classification, election, term and removal of directors and the filling of newly created directorships and vacancies in the Board shall be governed by the Certificate of Incorporation.

Section 3.3    Powers and Duties. Subject to the applicable provisions of law and the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.4     Place of Meeting. All meetings of the Board of Directors may be held either within or without the State of Delaware.

Section 3.5     Annual Meetings. An annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present, or the directors may meet at such time and place as shall be fixed by all directors.

Section 3.6     Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice or without notice and at such time and at such place as shall from time to time be determined by the Board.

Section 3.7     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called promptly by the Chairman of the Board, the President or the Secretary upon the written request of a majority of the Board. Such request shall state the date, time and place of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.8     Notice of Meetings. Notice of each special meeting of the Board and of each regular meeting for which notice shall be required shall be given by the Secretary or an Assistant Secretary (or by a designee of any of the foregoing) and shall state the place (if any), date and time of the meeting. If notice of less than three (3) days is given, it shall be oral (whether by telephone or in person), sent by overnight postal or courier service, or given by email or other electronic transmission, and in each case shall be given at least [24][48] hours before the meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, to a director at such director’s residence or usual place of business. Notice of any adjourned meeting, including the place (if any), date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place (if any), date and time of the new meeting is announced at the adjourned meeting.

Section 3.9     Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of directors, unless otherwise required by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise required by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, until a quorum shall be present.

Section 3.10     Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 3.11     Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this paragraph at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.12     Telephone Participation. Any one or more members of the Board or any committee of the Board may participate in a meeting of the Board or committee by means of a conference telephone call or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 3.13     Committees of the Board. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-Law of the Corporation.

ARTICLE IV
WAIVER

Section 4.1     Waiver. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these By-Laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business, because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation.

ARTICLE V
OFFICERS

Section 5.1     Executive Officers. The executive officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer and a Secretary. Any person may hold two or more of such offices. The executive officers of the Corporation shall be elected annually at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected, and from time to time by the Board of Directors as vacancies occur.

Section 5.2     Other Officers. The Board of Directors may appoint (or authorize officers or agents to appoint) such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it (or its authorized delegates) shall at any time or from time to time deem necessary or advisable.

Section 5.3     Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the business and affairs of the Corporation as may be provided in these By-Laws or, to the extent not so provided, as may be prescribed by the Board of Directors (or by its authorized delegates).

Section 5.4     Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors (or by its authorized delegates) for cause or without cause.

Section 5.5     Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or for any other reason shall be filled by the Board of Directors (or by its authorized delegates).

Section 5.6     Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

Section 5.7     Chief Executive Officer and President. The Chief Executive Officer shall have general charge of the business and affairs of the Corporation. Each of the Chief Executive Officer and President shall perform such other duties as are properly required by the Board of Directors.

Section 5.8     Vice Presidents. Each Vice President, if any, shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors (or by its authorized delegates).

Section 5.9     Secretary. The Secretary shall: (1) attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; (2) see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as, required by law, and shall be the custodian of the records and of the corporate seal or seals of the Corporation; (3) have, or an Assistant Secretary shall have, authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by his/her signature or the signature of such Assistant Secretary; and (4) perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

Section 5.10     Chief Financial Officer. The Chief Financial Officer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation all moneys and valuable effects in such banks, trust companies or other depositories as shall from time to time be selected by the Board of Directors. The Chief Financial Officer shall (i) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (ii) render to the President and to each member of the Board of Directors whenever requested an account of all of the Chief Financial Officer’s transactions as Chief Financial Officer and of the financial condition of the Corporation; and (iii) in general, perform all of the duties incident to the office of the Chief Financial Officer of a corporation and such other duties as the Board of Directors may from time to time prescribe.

Section 5.11     Delegation. The Board of Directors (or its authorized delegate) may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE VI
PROVISIONS RELATING TO STOCK AND STOCKHOLDERS

Section 6.1     Certificated and Uncertificated Shares. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by any two of the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer or any other authorized officers of the Corporation, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 6.2     Registered Stockholders. Except as otherwise required by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

Section 6.3     Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent of the Corporation, if any, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, after proper evidence of compliance with such agreement has been provided, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

Section 6.4     Lost Certificates, etc. The Corporation may issue a new certificate for shares or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of such lost, stolen or destroyed certificate or such owner’s legal representatives to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated share.

Section 6.5     Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 6.5 at the adjourned meeting.

(b)     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this paragraph). If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 6.6     Regulations. Except as otherwise provided by law, the Board may make such additional rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1     Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, bonds, property or in stock of the Corporation. The Board shall have full power and discretion subject to the provisions of the Certificate of Incorporation to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 7.2     Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors (or its authorized delegates).

Section 7.3     Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the word "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.4     Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 7.5     General and Special Bank Accounts. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board (or its authorized delegates) may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it (or its authorized delegates) may deem expedient.

Section 7.6     Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

ARTICLE VIII
ADOPTION AND AMENDMENTS

Section 8.1     Power to Amend. The power to make, amend and repeal the By-Laws shall be as provided in the Certificate of Incorporation and as required by Section 109 of the DGCL.

ARTICLE IX
CERTAIN STATUTES

Section 9.1     Florida Statutes. The Corporation elects not to be covered by the provisions of Sections 607.0901 and 607.0902 of the Florida Statutes of the Florida Business Corporation Act.

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